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                                                                     EXHIBIT 5.1

[AKIN GUMP STRAUSS HAUER & FELD LLP LOGO]

______________ Attorneys at Law

                                October 24, 2003

Gadzooks, Inc.
4121 International Parkway
Carrollton, Texas  75007

         Re:  Gadzooks, Inc.
              Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Gadzooks, Inc., a Texas corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-3, as the same may be amended from time to time (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offering and sale by the selling shareholders listed in the Registration Statement (the "SELLING SHAREHOLDERS") of up to 3,080,000 shares (the "SELLING SHAREHOLDER SHARES") of the Company's common stock, par value $0.01 per share ("COMMON STOCK") issuable upon conversion of the Company's 5% Convertible Subordinated Notes due October 9, 2008 (the "NOTES").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Selling Shareholder Shares have been duly authorized and reserved for issuance and, when the Registration Statement relating to the Selling Shareholder Shares has become effective under the Act and when the Selling Shareholder Shares have been issued upon conversion of the Notes pursuant to the terms of the Notes and sold and delivered as described in the Registration Statement, the Selling Shareholder Shares will be validly issued, fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Laws of the State of Texas.

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[AKIN GUMP STRAUSS HAUER & FELD LLP LOGO]

______________ Attorneys at Law

Gadzooks, Inc.
October 24, 2003
Page 2

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

C. This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                   Very truly yours,

                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.